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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 31, 2001
Date of Report (Date of earliest event report)

WIND RIVER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21342 (Commission File No.)	94-2873391 (IRS Employer Identification No.)

500 Wind River Way, Alameda, California 94501
(Address of principal executive offices and zip code)

(510) 748-4100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

    On July 31, 2001, Wind River Systems, Inc. announced a continuance of a significant slowdown in near-term customer spending and measures to control costs and increase profitability. A copy of the press release titled "Wind River Revises Second Quarter Outlook; Company Continues Focus on Operational Efficiency" concerning the announcement is filed herewith as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  (c)
  Exhibits

NUMBER	DESCRIPTION
99.1	Press Release issued July 31, 2001 titled "Wind River Revises Second Quarter Outlook; Company Continues Focus on Operational Efficiency"

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIND RIVER SYSTEMS, INC.
Dated: August 7, 2001	By:	/s/ MARLA ANN STARK Marla Ann Stark Vice President and General Counsel

EXHIBIT INDEX

NUMBER	DESCRIPTION
99.1	Press Release issued July 31, 2001 titled "Wind River Revises Second Quarter Outlook; Company Continues Focus on Operational Efficiency"

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  ITEM 5. OTHER EVENTS
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
EXHIBIT INDEX